UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015 (February 4, 2015)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS.

Item 1.01. Entry into a Material Definitive Agreement.
The disclosures set forth in Item 2.03 of this Current Report on Form 8-K are incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
The disclosures set forth in Item 2.03 of this Current Report on Form 8-K are incorporated herein by reference.
SECTION 2. FINANCIAL INFORMATION.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 4, 2015, Forward Air Corporation (the “Company”), Forward Air, Inc., and certain of their subsidiaries entered into a five-year senior, unsecured credit facility (the “Facility”) with Bank of America, N.A., as administrative agent, First Tennessee Bank, N.A., and the other lenders party thereto in a maximum aggregate principal amount of $275 million, including a revolving credit facility of $150 million with a sublimit of $25 million for letters of credit and a sublimit of $15 million for swing line loans. The Facility also includes a term loan facility of $125 million, which is available for ninety (90) days following closing, and which, if drawn, is payable in quarterly installments of 11.11% of the original principal amount of the term loan plus accrued and unpaid interest, and which matures in March 2017. The Facility may be increased by up to $100 million to a maximum aggregate principal amount of $375 million pursuant to the terms of the credit agreement, subject to certain limitations set forth in the credit agreement. The revolving credit facility is scheduled to expire in February 2020 and may be used to refinance existing indebtedness of the Company and for working capital, capital expenditures and other general corporate purposes. The Facility replaces the Company’s existing $150 million unsecured revolving credit facility under the Credit Agreement dated as of February 14, 2012, as amended, among the Company, its subsidiaries, Bank of America, N.A., First Tennessee Bank, N.A. and the other lenders party thereto, which has been terminated in connection with the new Facility. Unless the Company elects otherwise under the credit agreement, interest on borrowings under the Facility are based on the highest of (a) the federal funds rate plus 0.50%, (b) the Bank of America prime rate and (c) the LIBOR Rate (not less than 0%) published by Bloomberg (or if such published rate is not available, such other rate as determined pursuant to the credit agreement) plus 1.00%, in each case plus a margin that can range from 0.125% to 0.625% with respect to the term loan facility and from 0.250% to 0.750% with respect to the revolving credit facility depending on the Company’s ratio of consolidated funded indebtedness to earnings before interest, taxes, depreciation and amortization, as set forth in the credit agreement. The Facility contains financial covenants and other covenants that, among other things, restrict the ability of the Company and its subsidiaries, without the approval of the lenders, to engage in certain mergers, consolidations, asset sales, investments, transactions or to incur liens or indebtedness, as set forth in the credit agreement.
The foregoing is a summary description of certain terms of the credit agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the credit agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished as part of this Current Report.

No.	Exhibit
10.1
Credit Agreement dated February 4, 2015 among Forward Air Corporation and Forward Air, Inc., as borrowers, the subsidiaries of the borrowers identified therein, Bank of America, N.A., First Tennessee Bank, N.A. and the other lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: February 5, 2015	By:	/s/ Rodney L. Bell
Rodney L. Bell
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
10.1
Credit Agreement dated February 4, 2015 among Forward Air Corporation and Forward Air, Inc., as borrowers, the subsidiaries of the borrowers identified therein, Bank of America, N.A., First Tennessee Bank, N.A. and the other lenders party thereto.